FOR IMMEDIATE RELEASE
Contact:    Christin O'Donnell (investors)
    Investor@Labcorp.com

    Kimbrel Arculeo (media)
    Media@Labcorp.com

Labcorp Announces 2024 Third Quarter Results
Updates Full-Year Guidance

•Results from Continuing Operations for third quarter 2024 versus last year:
◦Revenue: $3.28 billion versus $3.06 billion
◦Diluted EPS: $2.00 versus $2.11
◦Adjusted EPS: $3.50 versus $3.38
◦Free Cash Flow: $162 million versus $171 million
•Updated Full-Year 2024 Guidance:
◦Revenue range of 6.6% to 7.3%; midpoint unchanged
◦Adjusted EPS range of $14.30 to $14.70; midpoint down $0.10, due to the negative impact from weather of approximately $0.15
◦Free Cash Flow of $850 million to $980 million
•Announced three new acquisitions/lab management agreements, and closed two acquisitions during the quarter that support growth initiatives

BURLINGTON, N.C., October 24, 2024 – Labcorp (NYSE: LH), a global leader of innovative and comprehensive laboratory services, today announced results for the third quarter ended September 30, 2024 and updated full-year guidance.

“Labcorp achieved strong performance in Diagnostics and Biopharma Laboratories, including robust organic growth in the third quarter,” said Adam Schechter, chairman and CEO of Labcorp. “Our results demonstrate momentum in our core businesses as we introduced new tests, and extended our leadership position in specialty testing. We announced or completed several transactions with health systems and regional/local laboratories, which aligns with our acquisition strategy. We are on track to finish 2024 with strong growth as we focus on science, technology, and innovation and bring new tests and services to our customers.”

Labcorp advanced key growth initiatives that supported its strategy:
•Announced an agreement to acquire select operating assets of Ballad Health’s outreach lab services, expanding the company’s laboratory and testing capabilities to rural communities in Tennessee, Virginia, North Carolina and Kentucky.
•Entered into a strategic collaboration with Naples Comprehensive Healthcare in Southwest Florida to manage the daily operations of its inpatient lab operations.
•Signed a new agreement to acquire select assets of Lab Works, an independent clinical laboratory located in Alabama.
•Closed the previously announced acquisition of select assets of BioReference Health’s laboratory testing business.
•Completed the acquisition of select assets of Invitae ("Invitae"), extending Labcorp’s leadership in specialty testing and ability to utilize genetic data to improve clinical trials and treatment regimens in oncology and select rare diseases.

The company continues to make strides in science, technology, and innovation:
•Announced an expanded collaboration with Ultima Genomics to utilize its UG 100TM sequencing solution and ppmSeqTM technology to explore new whole genome sequencing clinical applications, including MRD in patients with early-stage solid tumor cancers.
•Received De Novo marketing authorization from the FDA for PGDx elio plasma focus Dx, the industry’s only kitted, pan-solid tumor liquid biopsy test.
•Expanded Labcorp OnDemand offerings with additional consumer-initiated tests, including Syphilis and Luteinizing Hormone tests.
•Introduced a new Order Tracker Experience for Diagnostics customers, offering the majority of providers real-time visibility of test order status.
•Announced the expansion of its women’s health solutions to include a personalized, comprehensive Postpartum Experience, through Ovia Health by Labcorp.
•Subsequent to the quarter, announced an exclusive agreement with NowDiagnostics (NOWDx) to distribute the first over-the-counter, point-of-care Syphilis blood test granted marketing authorization by the FDA.

On October 10, 2024, Labcorp announced a quarterly cash dividend of $0.72 per share of common stock, payable on December 13, 2024, to stockholders of record at the close of business on November 26, 2024.

LABCORP HOLDINGS INC.
CONSOLIDATED RESULTS

	Three Months Ended Sep 30,					Nine Months Ended Sep 30,
	2024		2023	Delta		2024	2023	Delta

Revenue Summary (Dollars in billions)
Total Revenue	$3.28		$3.06	7.4%		$9.68	$9.13	6.0%
Organic				4.2%				3.4%
Base Business (1)				4.8%				4.5%
COVID 19 Testing (2)				(0.6%)				(1.1%)
Acquisitions net of Divestitures				3.1%				2.4%
Foreign Exchange				0.1%				0.2%

(1) Base Business includes Labcorp's operations except for COVID-19 Testing.
(2) COVID-19 Testing represents COVID-19 PCR Testing.

Earnings Summary (Dollars in millions, except per share data)
Operating Income ("OI")	$254.1		$252.3			$870.2	$848.4
OI as % of Revenue	7.7%		8.3%	(50) bps		9.0%	9.3%	(30) bps

Adjustments (3)	$187.0		$171.6			$503.6	$471.6

Adjusted Operating Income ("AOI") (4)	$441.1	(5)	$423.9			$1,373.8	$1,320.0
AOI as % of Revenue	13.4%		13.9%	(40) bps	(6)	14.2%	14.5%	(30) bps

Net Earnings from Cont. Ops	$169.6		$183.6			$603.5	$547.2
Diluted EPS from Cont. Ops	$2.00		$2.11			$7.13	$6.19
Adjusted EPS (4)	$3.50		$3.38			$11.12	$10.26

(3) Adjustments include amortization, impairment charges, restructuring charges, and special items.
(4) Non-GAAP financial measure[s]. See “Reconciliation of Non-GAAP Measures” for additional information.
(5) The increase in adjusted operating income was primarily due to organic demand and LaunchPad savings, partially offset by higher personnel costs and the loss from Invitae.
(6) The decrease in adjusted operating margin was due to Invitae.

LABCORP HOLDINGS INC.
CONSOLIDATED RESULTS

	Three Months Ended Sep 30,			Nine Months Ended Sep 30,
	2024		2023	2024	2023
Cash Flow Summary (Dollars in millions)

Operating Cash Flow from Cont. Ops	$277.3	(7)	$275.5	$808.6	$622.7
Capital Expenditures	115.8		104.9	$377.8	$286.4
Free Cash Flow from Cont. Ops	$161.5		$170.6	$430.8	$336.3

(7) Includes a use of cash from Invitae.
Capital Allocation Summary

•At the end of the quarter, Labcorp's cash balance was $1.52 billion and total debt was $6.75 billion. The higher balances are due to Labcorp's financing activities to pre-fund maturing debt, over the next four months.

•During the quarter, the company invested $458.1 million on acquisitions, paid out $60.5 million in dividends, and used $75.0 million for share repurchases.

LABCORP HOLDINGS INC.
Diagnostics Laboratories Segment Summary

	Three Months Ended Sep 30,
	2024	2023	Delta
Revenue Summary (Dollars in billions)
Total Revenue	$2.55	$2.34	8.9%
Organic			5.0%
Base Business			5.7%
COVID 19 Testing			(0.7%)
Acquisitions net of Divestitures			4.0%
Foreign Exchange			(0.1%)

Earnings Summary (1) (Dollars in millions)
Adjusted Operating Income ("AOI") (2)	$387.4	$386.3
AOI as % of Revenue	15.2%	16.5%	(130) bps	(3)

(1) Non-GAAP financial measure[s]. See “Reconciliation of Non-GAAP Measures” for additional information.
(2) Excludes amortization, restructuring charges, special items, and unallocated corporate expenses.
(3) Adjusted operating margin was down due to Invitae, the impact from days and weather.

	Three Months Ended Sep 30,
	2024
	Requisition		Price/Mix
	Volume Delta (4)		Delta (4)
Metrics Summary (1)
Total	5.1%		3.8%
Organic (5)	2.2%		2.7%
Base Business	2.7%	(6)	3.0%
COVID 19 Testing	(0.5)%		(0.3)%
Acquisitions net of Divestitures	2.8%		1.2%
Foreign Exchange	—%		(0.1)%

(4) Column shows changes versus the three months ended September 30, 2023.
(5) Organic price/mix includes lab management agreements.
(6) Includes the negative impact from adverse weather of approximately 40 bps.

LABCORP HOLDINGS INC.
Biopharma Laboratory Services Segment Summary

	Three Months Ended Sep 30,
	2024		2023	Delta
Revenue Summary (Dollars in millions)
Total Revenue	$737.7		$719.1	2.6%	(1)
Organic				2.0%
Acquisitions net of Divestitures				—%
Foreign Exchange				0.6%

(1) Central Labs revenue growth of 9.4%, partially offset by Early Development revenue decline of (11.1%).

Earnings Summary (2) (Dollars in millions)
Adjusted Operating Income ("AOI") (3)	$120.9	(4)	$109.0
AOI as % of Revenue	16.4%		15.2%	120 bps	(4)

(2) Non-GAAP financial measure[s]. See “Reconciliation of Non-GAAP Measures” for additional information.
(3) Excludes amortization, restructuring charges, special items, and unallocated corporate expenses.
(4) Adjusted operating income and margin increased due to organic demand and LaunchPad savings, partially offset by higher personnel costs.

	As of Sep, 30,
	2024
Metrics Summary (2) (Orders and backlog in billions)
TTM Net Orders	$2.90
TTM BTB	1.02
Backlog	$8.14	(5)
Forecast Backlog Conversion	$2.59

(5) Backlog increased 4.6% compared to last year.

Outlook for 2024

Labcorp is updating 2024 full year guidance to reflect its third quarter performance and full year outlook. The following guidance assumes foreign exchange rates effective as of September 30, 2024, for the remainder of the year. Enterprise level guidance includes the estimated impact from currently anticipated capital allocation, including acquisitions, share repurchases and dividends.

(Dollars in billions, except per share data)
		Previous		Updated
	Results	2024 Guidance		2024 Guidance

	2023	Low	High	Low	High
Revenue
Labcorp Enterprise (1)(2)	$12.2	6.4%	7.5%	6.6%	7.3%
Diagnostics Laboratories	$9.4	6.9%	7.9%	7.2%	7.8%
Biopharma Laboratory Services (3)	$2.8	3.7%	5.0%	4.7%	5.6%

Adjusted EPS	$13.56	$14.30	$14.90	$14.30	$14.70

Free Cash Flow from Cont. Ops(4)	$0.89	$0.85	$1.00	$0.85	$0.98

(1) 2024 Guidance includes an impact from foreign currency translation of 0.3%.
(2) Enterprise level revenue is presented net of intersegment transaction eliminations.
(3) 2024 Guidance includes an impact from foreign currency translation of 1.5%.
(4) 2023 Free Cash Flow from continuing operations excluding spin-related items.

Use of Adjusted Measures
The company has provided in this press release and accompanying tables “adjusted” financial information that has not been prepared in accordance with GAAP, including adjusted net income, adjusted EPS (or adjusted net income per share), adjusted operating income, adjusted operating margin, free cash flow, and certain segment information. The company believes these adjusted measures are useful to investors as a supplement to, but not as a substitute for, GAAP measures, in evaluating the company’s operational performance. The company further believes that the use of these non-GAAP financial measures provides an additional tool for investors in evaluating operating results and trends, and growth and shareholder returns, as well as in comparing the company’s financial results with the financial results of other companies. However, the company notes that these adjusted measures may be different from and not directly comparable to the measures presented by other companies. Reconciliations of these non-GAAP measures to the most comparable GAAP measures and an identification of the components that comprise "special items" used for certain adjusted financial information are included in the tables accompanying this press release.

The company today is providing an investor relations presentation with additional information on its business and operations, which is available in the investor relations section of the company's website at www.Labcorp.com. Analysts and investors are directed to the website to review this supplemental information.

A conference call discussing Labcorp's quarterly results will be held today at 9:00 a.m. ET and is available by registering at this link, which will provide a dial-in number and unique PIN to access the call. It is recommended that participants join 10 minutes prior to the start of the call, although participants may register and join at any time during the call. A live webcast of Labcorp’s quarterly conference call on October 24, 2024, will be available at the Labcorp Investor Relations website beginning at 9:00 a.m. ET. This webcast will be archived and accessible through September 10, 2025.

About Labcorp
Labcorp (NYSE: LH) is a global leader of innovative and comprehensive laboratory services that helps doctors, hospitals, pharmaceutical companies, researchers and patients make clear and confident decisions. We provide insights and advance science to improve health and improve lives through our unparalleled diagnostics and drug development laboratory capabilities. The company's more than 67,000 employees serve clients in approximately 100 countries, provided support for 84% of the new drugs and therapeutic products approved in 2023 by the FDA, and performed more than 600 million tests for patients around the world. Learn more about us at www.Labcorp.com.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements, including, but not limited to, statements with respect to (i) the estimated 2024 guidance and related assumptions, (ii) the spin-off of the company’s Clinical Development and Commercialization Services business, now Fortrea Holdings Inc., (iii) the impact of various factors on operating and financial results, including the projected impact of the COVID-19 pandemic on the company's businesses, operating results, cash flows and/or financial condition, as well as global economic and market conditions, (iv) future business strategies, (v) expected savings, synergies and other benefits to the Company, customers or patients from acquisitions and other transactions and partnerships, and (vi) opportunities for future growth.

Each of the forward-looking statements is subject to change based on various important factors, many of which are beyond the company's control, including without limitation: (i) the effect of recently completed holding company reorganization on the company’s business generally; (ii) the failure to receive tax-free treatment with respect to the spin-off for U.S. federal income purposes; (iii) the impact of spin-off related items; (iv) potential difficulties with employee retention; (v) the trading price of the company's stock, competitive actions and other unforeseen changes and general uncertainties in the marketplace; (vi) changes in government regulations, including healthcare reform; (vii) customer purchasing decisions, including changes in payer regulations or policies; (viii) other adverse actions of governmental and third-party payers; (ix) changes in testing guidelines or recommendations; (x) federal, state, and local government responses to the COVID-19 pandemic, and the volume of COVID-19 Testing performed by the company; (xi) the impact of global geopolitical events; (xii) the effect of public opinion on the company's reputation; (xiii) adverse results in material litigation matters; (xiv) the impact of changes in laws and regulations applicable to the company; (xv) failure to maintain or develop customer relationships; (xvi) the company's ability to develop or acquire new products and adapt to technological changes; (xvii) failure in information technology, systems, or data security; (xviii) the impact of potential losses under repurchase agreements; (xix) adverse weather conditions; (xx) the number of revenue days in a financial period; (xxi) employee relations; (xxii) personnel costs; (xxiii) inflation; (xxiv) increased competition; and (xxv) the effect of exchange rate fluctuations. These factors, in some cases, have affected and in the future (together with other factors) could affect the company's ability to implement the company's business strategy, and actual results could differ materially from those suggested by these forward-looking statements. As a result, readers are cautioned not to place undue reliance on any of the forward- looking statements.

The company has no obligation to provide any updates to these forward-looking statements even if its expectations change. All forward-looking statements are expressly qualified in their entirety by this cautionary statement. Further information on potential factors, risks and uncertainties that could affect operating and financial results is included in the company's most recent Annual Report on Form 10-K and subsequent Forms 10-Q, including in each case under the heading RISK FACTORS, and in the company's other filings with the SEC. The information in this press release should be read in conjunction with a review of the company's filings with the SEC including the information in the company's most recent Annual Report on Form 10-K, and subsequent Forms 10-Q, under the heading “MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS”.

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- Tables to Follow -

LABCORP HOLDINGS INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in Millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenues	$3,282.0	$3,056.8	$9,679.5	$9,128.3

Cost of revenues	2,377.6	2,205.6	6,951.4	6,584.8

Gross profit	904.4	851.2	2,728.1	2,543.5

Selling, general and administrative expenses	568.6	525.5	1,634.8	1,488.5
Amortization of intangibles and other assets	63.7	55.7	186.0	160.6
Goodwill and other asset impairments	—	10.2	2.5	15.2
Restructuring and other charges	18.0	7.5	34.6	30.8

Operating income	254.1	252.3	870.2	848.4

Other income (expense):
Interest expense	(50.4)	(50.3)	(144.9)	(150.8)
Investment income	3.1	15.9	7.3	22.6
Equity method income (expense), net	(0.5)	(0.3)	(0.7)	(1.5)
Other, net	4.3	21.1	43.8	(2.7)

Earnings from continuing operations before income taxes	210.6	238.7	775.7	716.0

Provision for income taxes	41.0	55.1	172.2	168.8

Earnings from continuing operations	169.6	183.6	603.5	547.2
Earnings from discontinued operations, net of tax	—	—	—	38.8

Net earnings	169.6	183.6	603.5	586.0
Less: Net earnings attributable to the noncontrolling interest	(0.3)	(0.3)	(0.9)	(0.9)

Net earnings attributable to Labcorp Holdings Inc.	$169.3	$183.3	$602.6	$585.1

Basic earnings per common share:
Basic earnings per common share continuing operations	$2.02	$2.12	$7.17	$6.22
Basic earnings per common share discontinued operations	$—	$—	$—	$0.44
Basic earnings per common share	$2.02	$2.12	$7.17	$6.66

Diluted earnings per common share:
Diluted earnings per common share continuing operations	$2.00	$2.11	$7.13	$6.19
Diluted earnings per common share discontinued operations	$—	$—	$—	$0.44
Diluted earnings per common share	$2.00	$2.11	$7.13	$6.63

Weighted average basic shares outstanding	84.0	86.6	84.0	87.9

Weighted average diluted shares outstanding	84.4	87.0	84.5	88.3

LABCORP HOLDINGS INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in Millions)

	September 30, 2024	December 31, 2023
ASSETS

Current assets:
Cash and cash equivalents	$1,517.3	$536.8
Accounts receivable, net	2,058.5	1,913.3
Unbilled services	166.3	185.4
Supplies inventory	483.1	474.6
Prepaid expenses and other	684.7	655.3
Total current assets	4,909.9	3,765.4

Property, plant and equipment, net	3,050.0	2,911.8
Goodwill, net	6,482.4	6,142.5
Intangible assets, net	3,540.7	3,342.0
Joint venture partnerships and equity method investments	16.9	26.9
Other assets, net	612.6	536.5
Total assets	$18,612.5	$16,725.1

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$660.9	$827.5
Accrued expenses and other	757.5	804.0
Unearned revenue	403.1	421.7
Short-term operating lease liabilities	184.3	165.8
Short-term finance lease liabilities	6.3	6.4
Short-term borrowings and current portion of long-term debt	1,399.9	999.8
Total current liabilities	3,412.0	3,225.2

Long-term debt, less current portion	5,352.1	4,054.7
Operating lease liabilities	701.3	648.9
Financing lease liabilities	75.2	78.6
Deferred income taxes and other tax liabilities	358.3	417.9
Other liabilities	528.2	409.3
Total liabilities	10,427.1	8,834.6

Commitments and contingent liabilities
Noncontrolling interest	15.2	15.5

Shareholders’ equity:
Common stock, 83.8 and 83.9 shares outstanding at September 30, 2024, and December 31, 2023, respectively	7.6	7.7
Additional paid-in capital	—	38.4
Retained earnings	8,275.8	7,888.2
Accumulated other comprehensive loss	(113.2)	(59.3)
Total shareholders’ equity	8,170.2	7,875.0
Total liabilities and shareholders’ equity	$18,612.5	$16,725.1

LABCORP HOLDINGS INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in Millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings	$169.6	$183.6	$603.5	$586.0
Earnings from discontinued operations, net of tax	—	—	—	(38.8)
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	161.5	145.9	472.9	430.9
Stock compensation	27.0	34.4	89.4	101.7
Operating lease right-of-use asset expense	48.1	43.4	136.7	128.5
Goodwill and other asset impairments	—	10.2	2.5	15.2
Deferred income taxes	(19.5)	(34.4)	(58.6)	(18.2)
Other	9.4	0.8	46.0	3.9
Change in assets and liabilities (net of effects of acquisitions and divestitures):
(Increase) decrease in accounts receivable	49.0	(66.0)	(143.2)	(173.6)
(Increase) decrease in unbilled services	(4.0)	29.3	22.8	103.4
(Increase) decrease in supplies inventory	(25.7)	25.8	2.0	9.7
(Increase) decrease in prepaid expenses and other	(61.4)	(44.7)	(39.8)	(74.9)
Increase (decrease) in accounts payable	(86.5)	(28.3)	(138.2)	(188.6)
Increase (decrease) in unearned revenue	2.9	15.9	(27.9)	50.7
Increase (decrease) in accrued expenses and other	6.9	(40.4)	(159.5)	(313.2)
Net cash provided by continuing operating activities	277.3	275.5	808.6	622.7
Net cash provided by discontinued operating activities	—	—	—	125.4
Net cash provided by operating activities	277.3	275.5	808.6	748.1
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(115.8)	(104.9)	(377.8)	(286.4)
Proceeds from sale of assets	0.4	0.1	0.6	0.3
Proceeds from sale or distribution of investments	—	6.7	—	6.7
Proceeds from sale of business	—	—	13.5	—
Investments in equity affiliates	(5.6)	(9.7)	(42.3)	(20.1)
Acquisition of businesses, net of cash acquired	(458.1)	(379.8)	(751.2)	(516.7)
Net cash used in continuing investing activities	(579.1)	(487.6)	(1,157.2)	(816.2)
Net cash used in discontinued investing activities	—	—	—	(24.7)
Net cash used for investing activities	(579.1)	(487.6)	(1,157.2)	(840.9)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from revolving credit facilities	1,511.8	547.6	2,463.7	1,968.5
Payments on revolving credit facilities	(1,531.6)	(458.0)	(2,463.7)	(1,878.9)
Proceeds from accounts receivable securitization	300.0	—	300.0	—
Proceeds from issuance of senior notes	2,000.0	—	2,000.0	—
Payments on senior notes	(600.0)	—	(600.0)	—
Net share settlement tax payments from issuance of stock to employees	(0.9)	(0.9)	(38.7)	(39.6)
Net proceeds from issuance of stock to employees	26.3	—	53.0	54.4
Dividends paid	(60.5)	(63.9)	(183.0)	(192.9)
Purchase of common stock	(75.0)	(1,009.0)	(175.0)	(1,009.0)
Other	(21.8)	(3.6)	(29.7)	(15.0)
Net cash provided by (used for) continuing financing activities	1,548.3	(987.8)	1,326.6	(1,112.5)
Net cash provided by discontinued financing activities	—	—	—	1,499.7
Net cash provided by (used for) financing activities	1,548.3	(987.8)	1,326.6	387.2
Effect of exchange rate changes on cash and cash equivalents	5.7	(2.8)	2.5	3.5
Net increase (decrease) in cash and cash equivalents	1,252.2	(1,202.7)	980.5	297.9
Cash and cash equivalents at beginning of period	265.1	1,930.6	536.8	430.0
Cash and cash equivalents at end of period	$1,517.3	$727.9	$1,517.3	$727.9

LABCORP HOLDINGS INC.
Condensed Combined Non-GAAP Segment Information
(Dollars in Millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Diagnostics Laboratories
Revenues	$2,553.5	$2,344.7	$7,558.1	$7,068.3

Adjusted Operating Income	$387.4	$386.3	$1,246.8	$1,237.5
Adjusted Operating Margin	15.2%	16.5%	16.5%	17.5%

Biopharma Laboratory Services
Revenues	$737.7	$719.1	$2,155.6	$2,079.4

Adjusted Operating Income	$120.9	$109.0	$328.2	$287.2
Adjusted Operating Margin	16.4%	15.2%	15.2%	13.8%

Consolidated
Revenues	$3,282.0	$3,056.8	$9,679.5	$9,128.3

Adjusted Segment Operating Income	$508.3	$495.3	$1,575.0	$1,524.7
Unallocated corporate expense	$(67.2)	$(71.4)	$(201.2)	$(204.7)
Consolidated Adjusted Operating Income	$441.1	$423.9	$1,373.8	$1,320.0
Adjusted Operating Margin	13.4%	13.9%	14.2%	14.5%

The consolidated revenue and adjusted segment operating income are presented net of intersegment transaction eliminations and other amounts not used in determining segment performance. Adjusted operating income and adjusted operating margin are non-GAAP measures. See the subsequent reconciliation of non-GAAP financial measures.

LABCORP HOLDINGS INC.
Reconciliation of Non-GAAP Measures
(Dollars in millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

Adjusted Operating Income
Operating Income	$254.1	$252.3	$870.2	$848.4
Amortization of intangibles and other assets (a)	63.7	55.7	186.0	160.6
Restructuring and other charges (b)	18.0	7.5	34.6	30.8
Acquisition and disposition-related costs (c)	49.1	10.8	95.1	39.5
Launchpad Costs (d)	18.3	—	58.7	—
Spin off transaction costs (e)	—	19.8	—	71.5
Asset impairments (f)	—	10.2	2.5	15.2
Other	19.5	44.9	63.0	61.8
TSA Reimbursement (g)	18.4	22.7	63.7	22.7
CDCS not included in discontinued operations (h)	—	—	—	69.5
Adjusted operating income	$441.1	$423.9	$1,373.8	$1,320.0

Adjusted Net Income
Net Income	$169.3	$183.3	$602.6	$585.1
Impact of adjustments to operating income	187.0	171.6	503.6	402.1
(Gains) / losses on venture fund investments, net (i)	1.6	(2.5)	7.3	1.4
(Gain) / loss on sale of business (j)	—	—	(4.9)	—
Pension settlement (k)	2.3	2.9	2.3	10.8
TSA Reimbursement (g)	(18.4)	(22.7)	(63.7)	(22.7)
Other	—	(1.0)	0.3	0.5
Income tax impact of adjustments (l)	(46.1)	(37.9)	(107.6)	(107.2)
Earnings from discontinued operations, net of tax (h)	—	—	—	(38.8)
CDCS not included in discontinued operations (h)	—	—	—	74.4
Adjusted net income	$295.7	$293.7	$939.9	$905.6

Weighted average diluted shares outstanding	84.4	87.0	84.5	88.3

Adjusted net income per share	$3.50	$3.38	$11.12	$10.26

(a)	Amortization of intangible assets acquired as part of business acquisitions.
(b)	Restructuring and other charges represent amounts incurred in connection with the elimination of redundant positions and facilities within the organization in connection with our LaunchPad initiatives, the spin-off of Fortrea Holdings Inc. (Fortrea), and acquisitions or dispositions of businesses by the company.
(c)	Acquisition and disposition-related costs include due-diligence legal and advisory fees, retention bonuses, impact of delayed contract or license transfers and other integration or disposition related activities.
(d)	LaunchPad costs include non-capitalized costs associated with the implementation of systems, consolidation of processes, and consulting costs incurred as part of various business process improvement initiatives.
(e)	The company incurred various costs to prepare for the spin-off of Fortrea and reorganization of the remaining Labcorp business.
(f)	The company impaired certain fixed assets and capitalized software costs which are no longer realizable by the business.
(g)	Represents transition services fees charged to Fortrea related to administrative and IT systems support. The costs to provide these services are included in operating income but the service fees are included in other income.
(h)	These adjustments remove the impact of the Clinical Development and Commercialization Services business pursuant to the spin-off of Fortrea.
(i)	The company makes investments in companies or investment funds developing promising technology related to its operations. The company recorded net gains and losses related to several distributions from venture funds, increases in the market value of investments, and impairments of other investments due to the underlying performance of the investments.
(j)	The company recorded a gain on the disposition of the Beacon Laboratory Benefits Solutions business.
(k)	The company incurred a charge related to the US pension plan due to settlement of certain obligations to retired employees.
(l)	Income tax impact of adjustments calculated based on the tax rate applicable to each item.